Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES NET INCOME

OF $3.8 MILLION FOR THE FIRST QUARTER OF 2019

Highlights

•	Net income of $3.8 million for the first quarter of 2019
•	Diluted earnings per share of $0.54 for the first quarter of 2019
•	Book value per share of $22.36 as of March 31, 2019, an increase of $0.86, or 4.0%, since December 31, 2018
•	Brokered and national deposits decreased $52.2 million during the first quarter of 2019, a reduction of 11.1% since December 31, 2018

Manitowoc, Wisconsin, April 18, 2019 – County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), an agricultural and commercial community bank headquartered in Manitowoc, Wisconsin, reported net income of $3.8 million, or $0.54 diluted earnings per share, for the first quarter of 2019, compared to net income of $2.8 million, or $0.40 diluted earnings per share, for the fourth quarter of 2018 and $4.1 million, or $0.58 diluted earnings per share, for the first quarter of 2018.  This represents an annualized return on average assets of 1.00% for the three months ended March 31, 2019, compared to 1.15% for the three months ended March 31, 2018.

“We are very pleased that we continue to produce solid quarterly earnings, even with the challenges in the dairy sector,” stated Tim Schneider, President of the Company and CEO of the Bank.

“As we previously announced, we are committed to reducing our wholesale funding which we were able to make significant progress towards in the first quarter through loan participations.  Our core deposit strategies had modest impact on this shift in the first quarter, but we feel longer term our strategies to grow core deposits will be impactful.  Although we saw reduction in our classified assets ratio which was due to completed collection efforts, loan payoffs, and credits which were upgraded through our annual review process, we still have a large portion of our agricultural portfolio remaining to fully review through the credit underwriting process.”

Loans and Total Assets

Total assets at March 31, 2019 were $1.5 billion, a decrease of $29.4 million, or 1.9%, and an increase of $31.1 million, or 2.1%, over total assets as of December 31, 2018 and March 31, 2018, respectively.  Total loans were $1.2 billion at March 31, 2019, which represents a $24.3 million, or 2.0%, decrease over total loans at December 31, 2018, and an $18.4 million, or 1.6%, increase over total loans at March 31, 2018.

During the first quarter of 2019, participated loans that we continue to service increased to $675.3 million at March 31, 2019, which is an increase of $14.0 million, or 2.1%, and $63.9 million, or 10.5%, over participated loans that we serviced at December 31, 2018 and March 31, 2018, respectively.

Deposits

Total deposits at March 31, 2019 were $1.2 billion, a decrease of $47.1 million, or 3.8%, and an increase of $3.8 million, or 0.3%, over total deposits as of December 31, 2018 and March 31, 2018, respectively.  Client deposits (demand deposits, money market accounts, and certificates of deposit) increased $5.2 million, or 0.7%, since December 31, 2018, and increased $89.4 million, or 13.3%, since March 31, 2018.

Due to the increases in loan participations and client deposit growth, we were able to decrease our reliance on brokered deposits and national certificates of deposit by $52.2 million, or 11.1%, from December 31, 2018, to $416.7 million at March 31, 2019.  This also represents a decrease or $85.5 million, or 17.0%, from March 31, 2018.

During the first quarter of 2019, we supplemented a portion of our funding needs with FHLB borrowings.  At March 31, 2019, borrowings from the FHLB totaled $100.4 million, which was an increase of $11.0 million, or 12.3%, from December 31, 2018, but was a decrease of $20.1 million, or 16.7%, from March 31, 2018.

Net Interest Income and Margin

Net interest income was $10.6 million for the three months ended March 31, 2019, which was a $0.1 million, or 1.7%, decrease from the three months ended December 31, 2018, and a $0.3 million, or 2.8%, increase from the three months ended March 31, 2018.  The primary reason for the first quarter decline in net interest income compared to the preceding quarter was the increase in loan participations that resulted in lower average loan balances during the period.

Net interest margin was 2.94% for the three months ended March 31, 2019, which was an increase from 2.91% for the three months ended December 31, 2018, and a decrease from 3.01% for the three months ended March 31, 2018.  A slight improvement in net interest margin was realized over the linked quarter because while loan yields remained steady, interest rates on deposits due from other banks outpaced the increase in cost of funds.  Year-over-year first quarter net interest margin decreased by seven basis points primarily due to interest expense related to the $30.0 million of junior subordinated debentures that were issued during the second quarter of 2018 and a fifty-one basis point increase in cost of funds, which was partially offset by a forty-seven basis point improvement in loan yields.

Non-Interest Income and Expense

Non-interest income for the three months ended March 31, 2019 increased by $0.5 million, or 18.5%, to $2.8 million compared to the three months ended December 31, 2018, primarily due to the reduction of the allowance for unused commitments of $0.5 million, included in other non-interest income, in the first quarter.  The Company evaluated the need for this allowance during the first quarter and concluded there was no sufficient evidence that represented credit loss inherent in these commitments to substantiate the necessity of this reserve at March 31, 2019 and concluded to eliminate it.  The Company will continue to evaluate credit risk on these off-balance sheet commitments going forward.  During the first quarter, the Company also reduced a valuation allowance on its loan servicing rights portfolio which resulted in an increase of $0.2 million of loan servicing rights.  The reduction of the valuation allowance is expected to continue throughout the remaining quarters of 2019.

Non-interest income for the three months ended March 31, 2019 increased $0.7 million, or 34.8%, compared to $2.0 million for the three months ended March 31, 2018.  The year-over-year increase was primarily due to the elimination of the allowance for unused commitments and valuation allowance reduction discussed above and increases in loan servicing fees and rights which were the result of higher volumes of loans being serviced.

Non-interest expense for the three months ended March 31, 2019 decreased by $0.2 million, or 3.1%, to $7.3 million compared to the three months ended December 31, 2018, and increased $0.5 million, or 7.7%, compared to the three months ended March 31, 2018.  The quarter-over-quarter decrease was primarily due $0.7 million of write-downs on two OREO properties that took place during the fourth quarter of 2018, which was partially offset by a $0.3 million, or 6.3% increase in employee compensation and benefits which was primarily the result of a 24.1% increase in the premium cost of employee benefits.

Asset Quality

Non-performing assets as a percent of total assets increased to 2.07% at March 31, 2019, from 1.94% at December 31, 2018, and 1.83% at March 31, 2018.  At March 31, 2019, non-performing assets were $30.9 million, an increase of $1.3 million and $4.2 million at December 31, 2018 and March 31, 2018, respectively.  During the first quarter of 2019, non-performing loans increased by $2.9 million; however, three OREO properties were sold resulting in a decrease of $1.5 million in OREO during the quarter ended March 31, 2019.

Substandard loans were $107.5 million at March 31, 2019, compared to $120.9 million at December 31, 2018 and $82.6 million at March 31, 2018.  Adverse classified asset ratio (a non-GAAP measure) decreased to 48.59% at March 31, 2019 from 57.12% and 53.44% at December 31, 2018 and March 31, 2018, respectively.  Despite Wisconsin’s strained agricultural economy and the four-year sustained low prices of class III milk, the improvement in this ratio is the result of the active management of the substandard credits within the Bank’s loan portfolio as well as sales of OREO during the quarter.

A provision for loan losses of $0.8 million was recorded for the three months ended March 31, 2019 compared to a provision of $1.6 million and $0.1 million for the three months ended December 31, 2018 and March 31, 2018, respectively.  The decrease in provision in the linked quarter is directly related to the $24.3 million reduction in total loans and the $0.2 million of net recoveries that occurred during the first quarter of 2019.

The allowance for loan losses was $17.5 million at March 31, 2019 compared to $16.5 million at December 31, 2018.  The $1.0 million increase in the allowance during the first quarter of 2019 was the result of a $2.1 million increase in specific impairments on substandard loans which was offset in part by a $1.1 million reduction in general reserves due to the decreases in both adversely classified and total loans and improvement of qualitative factors.

Conference Call

The Company will host an earnings call today, April 18, 2019, at 1:30 p.m., CDT, conducted by Tim Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at www.ICBK.com then clicking on the link “Investor Relations,” and selecting “News”, then “Event Calendar.”  In addition, you may listen to the Company’s earnings call via telephone by dialing (888) 317-6016.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until April 18, 2020, by visiting the Company’s website at http://www.icbk.com  and clicking on the link “Investor Relations.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$62,426	$61,087	$49,996	$81,044	$90,676
Securities available for sale, at fair value	192,210	195,945	190,185	187,505	141,360
Loans held for sale	2,998	2,949	13,770	11,468	6,407
Agricultural loans	722,107	724,508	714,310	702,426	698,106
Commercial loans	403,490	415,672	417,146	407,609	406,096
Multi-family real estate loans	52,974	62,321	66,403	65,713	54,514
Residential real estate loans	4,172	4,522	4,965	5,437	5,512
Installment and consumer other	220	272	113	339	297
Total loans	1,182,963	1,207,295	1,202,937	1,181,524	1,164,525
Allowance for loan losses	(17,493)	(16,505)	(16,143)	(15,129)	(14,612)
Net loans	1,165,470	1,190,790	1,186,794	1,166,395	1,149,913
Other assets	68,284	70,057	74,223	72,465	71,901
Total Assets	$1,491,388	$1,520,828	$1,514,968	$1,518,877	$1,460,257

Liabilities and Shareholders' Equity
Demand deposits	$101,434	$121,436	$103,862	$95,459	$101,167
NOW accounts and interest checking	49,902	51,779	46,811	51,674	48,212
Savings	6,210	5,770	6,616	6,833	6,189
Money market accounts	225,975	218,929	208,233	204,332	199,834
Time deposits	376,034	356,484	352,531	344,619	314,766
Brokered deposits	269,917	308,504	317,291	323,561	319,692
National time deposits	146,805	160,445	173,440	183,953	182,530
Total deposits	1,176,277	1,223,347	1,208,784	1,210,431	1,172,390
FHLB advances	100,400	89,400	102,400	108,200	120,500
Subordinated debentures	44,742	44,703	44,663	44,725	15,540
Other liabilities	11,952	11,293	11,134	9,439	9,013
Total Liabilities	1,333,371	1,368,743	1,366,981	1,372,795	1,317,443

Shareholders' equity	158,017	152,085	147,987	146,082	142,814
Total Liabilities and Shareholders' Equity	$1,491,388	$1,520,828	$1,514,968	$1,518,877	$1,460,257

Stock Price Information:
High - Quarter-to-date	$19.69	$26.00	$28.20	$29.26	$33.76
Low - Quarter-to-date	$16.74	$17.37	$24.29	$25.72	$26.61
Market price - Quarter-end	$17.60	$17.37	$25.10	$27.50	$29.21
Book value per share	$22.36	$21.50	$20.91	$20.63	$20.17
Tangible book value per share (1)	$21.54	$20.65	$20.07	$19.77	$19.29
Common shares outstanding	6,709,254	6,709,480	6,694,230	6,693,447	6,684,923
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$896,328	$908,172	$901,643	$896,509	$891,062
Watch	174,642	171,670	171,890	186,399	185,179
Special Mention	4,501	6,566	11,036	4,783	5,636
Substandard Performing	46,075	65,501	61,851	46,751	45,261
Substandard Impaired	61,417	55,386	56,517	47,082	37,387
Total loans	1,182,963	1,207,295	1,202,937	1,181,524	1,164,525
Loan sold with servicing retained	675,268	661,257	644,879	628,435	611,358
Total loans and loans sold with servicing retained	$1,858,231	$1,868,552	$1,847,816	$1,809,959	$1,775,883

Non-Performing Assets:
Nonaccrual loans	$25,880	$22,983	$27,881	$26,305	$17,746
Other real estate owned (2)	5,019	6,568	7,851	8,607	8,982
Total non-performing assets	$30,899	$29,551	$35,732	$34,912	$26,728

Performing TDRs not on nonaccrual	$21,111	$18,258	$11,863	$11,173	$10,488

Non-performing assets as a % of total loans	2.61%	2.45%	2.97%	2.95%	2.30%
Non-performing assets as a % of total assets	2.07%	1.94%	2.36%	2.30%	1.83%
Adverse classified asset ratio (1)	48.59%	57.12%	51.89%	47.34%	53.44%
Allowance for loan losses as a % of nonaccrual loans	67.59%	71.81%	57.90%	57.51%	82.34%
Allowance for loan losses as a % of total loans	1.48%	1.37%	1.34%	1.28%	1.25%
Net charge-offs (recoveries) quarter-to-date	$(236)	$1,210	$(21)	$16	$(1,268)
Provision for loan loss quarter-to-date	$752	$1,572	$993	$533	$97

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.
(2)

For the quarters ending March 31, 2018 through September 30, 2018, does not include $0.4 million of bank property transferred from premises and equipment, which is not considered a non-performing asset.  As of March 31, 2019 and December 31, 2018, that bank property is considered classified due to the length of the holding period.

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$15,501	$15,536	$15,113	$14,366	$13,691
Taxable securities	1,186	1,168	945	982	632
Tax-exempt securities	175	183	344	14	157
Federal funds sold and other	264	223	249	401	213
Total interest and dividend income	17,126	17,110	16,651	15,763	14,693

Interest Expense
Deposits	5,424	5,273	4,980	4,600	3,796
FHLB advances and other borrowed funds	464	427	411	487	484
Subordinated debentures	678	667	656	338	143
Total interest expense	6,566	6,367	6,047	5,425	4,423
Net interest income	10,560	10,743	10,604	10,338	10,270
Provision for loan losses	752	1,572	993	533	97
Net interest income after provision for loan losses	9,808	9,171	9,611	9,805	10,173

Non-Interest Income
Services charges	353	470	394	445	365
Gain (loss) on sale of loans, net	(1)	54	41	45	32
Loan servicing fees	1,519	1,553	1,521	1,486	1,452
Loan servicing right origination	228	7	(46)	127	10
Income on OREO	26	83	96	45	32
Other	625	153	151	168	149
Total non-interest income	2,750	2,320	2,157	2,316	2,040

Non-Interest Expense
Employee compensation and benefits	4,482	4,059	4,394	4,114	4,218
Occupancy	389	245	332	278	204
Information processing	563	641	529	529	465
Professional fees	399	497	351	359	315
Business development	325	259	258	260	299
OREO expenses	51	106	46	152	140
Writedown of OREO	-	688	81	104	-
Net gain on sale of OREO	(136)	(54)	(28)	(149)	-
Depreciation and amortization	337	408	302	324	314
Other	895	689	758	966	830
Total non-interest expense	7,305	7,538	7,023	6,937	6,785
Income before income taxes	5,253	3,953	4,745	5,184	5,428
Income tax expense	1,491	1,123	1,228	1,334	1,374
NET INCOME	$3,762	$2,830	$3,517	$3,850	$4,054

Basic	$0.54	$0.41	$0.51	$0.56	$0.59
Diluted	$0.54	$0.40	$0.50	$0.55	$0.58
Dividends declared	$0.05	$0.07	$0.07	$0.07	$0.07

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except share data)
Other Data:
Return on average assets	1.00%	0.75%	0.94%	1.04%	1.15%
Return on average shareholders' equity	9.78%	7.58%	9.51%	10.63%	11.62%
Return on average common shareholders' equity (1)	9.99%	7.70%	9.75%	10.96%	12.04%
Efficiency ratio (1)	55.91%	52.85%	54.62%	55.18%	55.12%
Tangible common equity to tangible assets (1)	9.73%	9.14%	8.90%	8.75%	8.87%

Common Share Data:
Net income from continuing operations	$3,762	$2,830	$3,517	$3,850	$4,054
Less: Preferred stock dividends	117	111	106	99	97
Income available to common shareholders	$3,645	$2,719	$3,411	$3,751	$3,957

Weighted average number of common shares issued	7,188,817	7,184,946	7,167,276	7,163,362	7,152,970
Less: Weighted average treasury shares	443,729	443,694	443,140	442,102	439,833
Less: Weighted average non- vested restricted units awards	19,383	28,701	29,537	30,692	34,976
Weighted average number of common shares outstanding	6,725,705	6,712,551	6,694,599	6,690,568	6,678,161
Effect of dilutive options	21,323	45,116	63,346	79,368	90,804
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,747,028	6,757,667	6,757,945	6,769,936	6,768,965

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	9.78%	7.58%	9.51%	10.63%	11.62%
Effect of excluding average preferred shareholders' equity	0.21%	0.12%	0.24%	0.33%	0.42%
Return on average common shareholders' equity	9.99%	7.70%	9.75%	10.96%	12.04%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,305	$7,538	$7,023	$6,937	$6,785
Less: net gain (loss) on sales and write-downs of OREO	136	(634)	(53)	45	-
Adjusted non-interest expense (non-GAAP)	$7,441	$6,904	$6,970	$6,982	$6,785

Net interest income	$10,560	$10,743	$10,604	$10,338	$10,270
Non-interest income	2,750	2,320	2,157	2,316	2,040
Operating revenue	$13,310	$13,063	$12,761	$12,654	$12,310
Efficiency ratio	55.91%	52.85%	54.62%	55.18%	55.12%

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$150,017	$144,085	$139,987	$138,082	$134,814
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	430	513	603	701	806
Tangible common equity (non-GAAP)	$144,549	$138,534	$134,346	$132,343	$128,970
Common shares outstanding	6,709,254	6,709,480	6,694,230	6,693,447	6,684,923
Tangible book value per share	$21.54	$20.65	$20.07	$19.77	$19.29

Total assets	$1,491,388	$1,520,828	$1,514,968	$1,518,877	$1,460,257
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	430	513	603	701	806
Tangible assets (non-GAAP)	$1,485,920	$1,515,277	$1,509,327	$1,513,138	$1,454,413
Tangible common equity to tangible assets	9.73%	9.14%	8.90%	8.75%	8.87%

Adverse classified asset ratio:
Substandard loans	$107,492	$120,887	$118,368	$93,833	$82,648
Less: Impaired performing restructured loans	(6,382)	(5,078)	(13,657)	(2,081)	(1,164)
Net substandard loans	$101,110	$115,809	$104,711	$91,752	$81,484
Other real estate owned	5,019	6,568	7,851	8,607	8,982
Substandard unused commitments	976	1,625	1,191	959	2,309
Less: Substandard government guarantees	(5,864)	(7,111)	(9,374)	(8,356)	(3,605)
Total adverse classified assets (non-GAAP)	$101,241	$116,891	$104,379	$92,962	$89,170

Total equity (Bank)	$191,287	$185,458	$180,359	$177,911	$149,105
Accumulated other comprehensive loss (gain) on available for sale securities	(436)	2,221	4,152	2,795	2,603
Allowance for loan losses	17,493	16,505	16,143	15,129	14,612
Allowance for unused commitments	-	475	510	522	553
Adjusted total equity (non-GAAP)	$208,344	$204,659	$201,164	$196,357	$166,873
Adverse classified asset ratio	48.59%	57.12%	51.89%	47.34%	53.44%

	For the Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$192,963	$1,361	2.82%	$191,955	$1,351	2.82%	$136,722	$789	2.31%
Loans (2)	1,207,240	15,501	5.14%	1,207,883	15,536	5.14%	1,172,786	13,691	4.67%
Interest bearing deposits due from other banks	36,227	264	2.92%	67,153	223	1.33%	55,784	213	1.53%
Total interest-earning assets	$1,436,430	$17,126	4.77%	$1,466,991	$17,110	4.67%	$1,365,292	$14,693	4.30%

Allowance for loan losses	(17,005)			(16,034)			(13,722)
Other assets	78,654			61,316			62,000
Total assets	$1,498,079			$1,512,273			$1,413,570

Liabilities
Savings, NOW, money market, interest checking	$295,418	$1,184	1.60%	$287,420	$1,043	1.45%	$282,313	$640	0.91%
Time deposits	797,476	4,240	2.13%	820,515	4,230	2.06%	742,465	3,156	1.70%
Total interest-bearing deposits	$1,092,894	$5,424	1.99%	$1,107,935	$5,273	1.90%	$1,024,778	$3,796	1.48%
Other borrowings	844	11	5.27%	837	10	4.62%	1,286	16	4.97%
FHLB advances	92,900	453	1.95%	90,509	417	1.84%	121,067	468	1.55%
Junior subordinated debentures	44,606	678	6.08%	44,681	667	5.97%	15,529	143	3.68%
Total interest-bearing liabilities	$1,231,244	$6,566	2.13%	$1,243,962	$6,367	2.05%	$1,162,660	$4,423	1.52%

Non-interest-bearing deposits	101,532			108,140			103,669
Other liabilities	11,362			10,913			7,743
Total liabilities	$1,344,138			$1,363,015			$1,274,072

Shareholders' equity	153,941			149,258			139,498
Total liabilities and equity	$1,498,079			$1,512,273			$1,413,570

Net interest income		$10,560			$10,743			$10,270
Interest rate spread (3)			2.64%			2.62%			2.78%
Net interest margin (4)			2.94%			2.91%			3.01%
Ratio of interest-earning assets to interest-bearing liabilities	1.17			1.18			1.17

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.